Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-181794) of CompX International Inc. of our report dated March 6, 2013 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Dallas, Texas

March 6, 2013